Exhibit 99.4

Consent of Independent Valuation Expert

Carter Validus Mission Critical REIT, Inc.:

We hereby consent to the reference to our name and description of our role in the valuation process of certain real estate assets of Carter Validus Mission Critical REIT, Inc. (the “Company”) included in the Current Report on Form 8-K dated November 23, 2015, and incorporated by reference into the Company’s Registration Statement on Form S-3D (File No. 333-195258) and the related prospectus, included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

/s/ Robert A. Stanger & Co., Inc.

Robert A. Stanger & Co., Inc.
Shrewsbury, New Jersey November 23, 2015